                                                                    EXHIBIT 99.5


                                                                    NEWS RELEASE
================================================================================

For Immediate Release   Contact:  Robert W. Lougee, Jr.    (508) 870-6771
---------------------   -------
Tuesday, March 2, 1999            Vice President
                                  Corporate Communications & Investor Relations


            Arch Reports Higher Operating Results for Fourth Quarter
            --------------------------------------------------------

          EBITDA Exceeds $36 Million; Net Unit Additions Total 65,000


Westborough, MA (March 2, 1999) --- Arch Communications Group, Inc. (Nasdaq:APGR) today announced improved operating results and total units in service for the fourth quarter and year ended December 31, 1998, compared to the year-earlier periods.

Arch said fourth quarter operating cash flow, or Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), increased six percent to $36,054,000, compared to $33,901,000 reported in the fourth quarter of 1997, despite the negative impact from the sale of Arch's site management business. The Company's EBITDA margin (EBITDA divided by net revenues) increased to 37.6 percent for the fourth quarter, compared to 36.0 percent in year-earlier quarter.

Net revenues for the fourth quarter rose to $95,908,000, compared to $94,128,000 reported in the fourth quarter a year ago. Service revenues for the fourth quarter of 1998 totaled $93,328,000, compared to $90,374,000 in the same quarter of 1997. Equipment margin (product sales less cost of goods sold) was $2,580,000, compared to $3,754,000 in the year-earlier quarter as essentially flat product sales were adversely impacted by higher costs.

"We are pleased with Arch's overall operating performance for the quarter and 1998," said C. Edward Baker, Jr., chairman and chief executive officer. "While the sector continued to shift its focus from traditional to advanced messaging, we experienced improved operating and financial results from our traditional paging operations despite the negative impact from the sale of our site management business."

Baker added that the Company's organizational restructuring program initiated last June gained substantial momentum during the quarter, resulting in a significant reduction in operating expenses. "We are tremendously encouraged by our restructuring efforts to date," he said, "and anticipate further progress as we continue to implement this program throughout 1999." Baker also noted that free cash flow from operations increased more than 90 percent during 1998 to $51,911,000 from $27,296,000 in 1997.

Arch added 65,000 net paging units in service during the fourth quarter, bringing total units in service at yearend 1998 to 4,276,000, a 10 percent gain from yearend 1997. Arch added 386,000 net units in service during 1998, all through internal growth.

For the full year 1998, Arch reported net revenues of $383,682,000, an increase of four percent from the $367,683,000 reported in 1997. EBITDA for 1998 increased nine percent to $141,587,000 from $130,332,000 in the prior year. EBITDA margin for the full year improved to 36.9 percent from 35.4 percent.

Fourth quarter net loss to common stockholders was $48,736,000, compared to $39,024,000 a year earlier. Similar to other paging companies, net losses are largely the result of high levels of interest on debt used to finance growth as well as depreciation and amortization expenses associated with network equipment, pagers and acquisitions.

Baker said Arch's pending acquisition of MobileMedia Corporation, announced last August, is expected to close in the second quarter. The combination with MobileMedia will make Arch the second largest paging and wireless messaging company in the United States and expand its sales and service operations to all 50 states. Baker added: "The transaction also will significantly strengthen Arch's balance sheet and create substantial opportunities for growth, especially in the rapidly growing area of advanced messaging."

Separately, Arch's Board of Directors has set May 18, 1999 as the date of the Company's annual meeting of shareholders.

Arch Communications Group, Inc., Westborough, MA, is the third largest paging company in the United States. Founded in 1986, it provides narrowband wireless messaging services, principally paging, and has more than four million units in service nationwide. Arch's 2,600 employees operate from approximately 175 offices and Company-owned stores nationwide. Additional information on Arch is available on the Internet at www.arch.com.
                             ------------

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this news release which are not historical fact, such as forward-looking statements concerning future financial performance and growth, involve risks and uncertainties, including those described in Arch's most recent Annual Report on Form 10-K. Although Arch believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from its expectations include the challenges of integrating the businesses of Arch and MobileMedia Corporation which Arch has agreed to acquire by merger, the future capital needs following the merger, the uncertainty of additional funding, and other risks. Any forward-looking statements represent the best judgment of the Company as of the date of this release. Arch disclaims any intent or obligation to update any forward-looking statements.



                                Tables to Follow

Financial Highlights
(In thousands, except for subscriber units, share and per share data)

                                                       Three Months Ended                    Twelve Months Ended
                                                          December 31,                          December 31,
                                                   1998                1997                1998              1997
                                             -----------------  -------------------  ----------------  ----------------

Net revenues (1)                                $    95,908          $    94,128       $   383,682       $   367,683
Total EBITDA (2)                                $    36,054          $    33,901       $   141,587       $   130,332
Margin (3)                                             37.6%                36.0%             36.9%             35.4%
Net income (loss) before extraordinary
   charge                                       $   (48,221)         $   (39,024)      $  (204,331)      $  (181,874)
Extraordinary charge from early
   extinguishment of debt (4)                   $         -          $         -       $    (1,720)      $         -
Accretion of redeemable preferred stock         $         -          $         -       $         -       $       (32)
Preferred stock dividend                               (515)                   -            (1,030)                -
Net income (loss) to common stockholders        $   (48,736)         $   (39,024)      $  (207,081)      $  (181,906)

EBITDA per common share                         $      1.71          $      1.63       $      6.74       $      6.28
Net income (loss) per share before
   extraordinary charge                         $     (2.31)         $     (1.88)      $     (9.78)      $     (8.77)
Extraordinary charge per share                  $         -          $         -       $     (0.08)      $         -
Net income (loss) per common share              $     (2.31)         $     (1.88)      $     (9.86)      $     (8.77)
Weighted average shares outstanding              21,067,110           20,777,427        20,993,192        20,746,240

Other Data:

Total shares outstanding, end of period          21,215,583           20,863,563        21,215,583        20,863,563
EBITDA from equipment sales (5)                 $     2,580          $     3,754       $    12,528       $    15,739
EBITDA from service (6)                         $    33,474          $    30,147       $   129,059       $   114,593
Margin on service (7)                                  35.9%                33.4%             34.8%             32.6%
Capital expenditures excluding deferred
  financing costs                               $    24,575          $    26,773       $    90,257       $   103,036
Free cash flow from operations (8)              $    11,479          $     7,128       $    51,330       $    27,296
Cash interest payable                           $    15,281          $    16,282       $    64,624       $    63,215
True free cash flow(9)                          $    (3,802)         $    (9,154)      $   (13,294)      $   (35,919)

Beginning subscriber base                         4,211,000            3,781,000         3,890,000         3,295,000
                                                -----------          -----------       -----------       -----------
Internal subscriber growth                           65,000              109,000           386,000           595,000
Subscribers acquired                                      -                    -                 -                 -
                                                -----------          -----------       -----------       -----------
Total subscriber additions                           65,000              109,000           386,000           595,000
                                                -----------          -----------       -----------       -----------
Ending subscriber base                            4,276,000            3,890,000         4,276,000         3,890,000
                                                ===========          ===========       ===========       ===========

(1) Net revenues are the sum of service, rental and maintenance revenues, plus product sales, less cost of products sold.
(2) EBITDA is Earnings Before Interest, Taxes, Depreciation and Amortization and restructuring charge.
(3) Margin is EBITDA divided by net revenues.
(4) The extraordinary charge from early extinguishment of debt arose as a result of a new credit facility.
(5) EBITDA from equipment sales is product sales less cost of products sold.
(6) EBITDA from service is EBITDA, less equipment margin.
(7) Margin on service is EBITDA from service, divided by service, rental and maintenance revenues.
(8) Free cash flow from operations is EBITDA less capital expenditures excluding deferring financing costs.
(9) True free cash flow is free cash flow from operations less cash interest payable.

                        ARCH COMMUNICATIONS GROUP, INC.
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                (in thousands)


                                                      December 31,       December 31,
                                                          1998               1997
                                                      ------------       ------------

                                             Assets

Current assets:
   Cash and cash equivalents                           $    1,633         $    3,328
   Accounts receivable, net                                30,753             30,147
   Inventories                                             10,319             12,633
   Prepaid expenses and other                               8,007              4,917
                                                       ----------         ----------
     Total current assets                                  50,712             51,025
                                                       ----------         ----------
Property and equipment, at cost                           428,173            388,035
Less accumulated depreciation and amortization           (209,128)          (146,542)
                                                       ----------         ----------
Property and equipment, net                               219,045            241,493
                                                       ----------         ----------
Intangible and other assets, net                          634,528            728,202
                                                       ----------         ----------
                                                       $  904,285         $1,020,720
                                                       ==========         ==========

                                Liabilities  and Stockholders' Equity (Deficit)

Current liabilities:
  Current maturities of long-term debt                 $    1,250         $   24,513
  Accounts payable                                         25,683             22,486
  Accrued restructuring                                    11,909                  -
  Accrued interest                                         20,997             11,249
  Accrued expenses and other liabilities                   27,175             26,831
                                                       ----------         ----------
     Total current liabilities                             87,014             85,079
                                                       ----------         ----------
Long-term debt, less current maturities                 1,003,499            968,896
                                                       ----------         ----------
Other long-term liabilities                                27,235                  -
                                                       ----------         ----------
Stockholders' equity (deficit):
  Preferred stock - $.01 par                                    3                  -
  Common stock - $.01 par                                     212                209
  Additional paid-in capital                              378,077            351,210
  Accumulated deficit                                    (591,755)          (384,674)
                                                       ----------         ----------
     Total stockholders' equity (deficit)                (213,463)           (33,255)
                                                       ----------         ----------
                                                       $  904,285         $1,020,720
                                                       ==========         ==========

                        ARCH COMMUNICATIONS GROUP, INC.
                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
           Three and Twleve Months Ended December 31, 1998 and 1997
              (in thousands, except share and per share amounts)


                                                   Three Months Ended                        Twelve Months Ended
                                          ------------------------------------      -------------------------------------
                                                1998               1997                   1998                1997
                                          -----------------  -----------------      -----------------  ------------------
                                             (unaudited)        (unaudited)
Service, rental, and maintenance
 revenues                                   $    93,328        $    90,374            $   371,154         $   351,944

Product sales                                    10,670             10,868                 42,481              44,897
                                            -----------        -----------            -----------         -----------
  Total revenues                                103,998            101,242                413,635             396,841
Cost of products sold                            (8,090)            (7,114)               (29,953)            (29,158)
                                            -----------        -----------            -----------         -----------
                                                 95,908             94,128                383,682             367,683
                                            -----------        -----------            -----------         -----------
Operating expenses:
 Service, rental, and maintenance                19,970             20,609                 80,782              79,836
 Selling                                         12,230             12,455                 49,132              51,474
 General and administrative                      27,654             27,163                112,181             106,041
 Depreciation and amortization                   56,326             52,430                221,316             232,347
   Restructuring charge                          (1,400)                 -                 14,700                   -
                                            -----------        -----------            -----------         -----------
  Total operating expenses                      114,780            112,657                478,111             469,698
                                            -----------        -----------            -----------         -----------
Operating income (loss)                         (18,872)           (18,529)               (94,429)           (102,015)
Interest expense, net                           (25,879)           (24,723)              (104,213)            (97,159)
Equity in earnings (loss) of affiliate           (3,470)            (1,044)                (5,689)             (3,872)
                                            -----------        -----------            -----------         -----------
Income (loss) before income tax benefit
 and extraordinary charge                       (48,221)           (44,296)              (204,331)           (203,046)
Benefit from income taxes                             -              5,272                      -              21,172
                                            -----------        -----------            -----------         -----------
Income (loss) before extraordinary
 charge                                         (48,221)           (39,024)              (204,331)           (181,874)
Extraordinary charge from early
 extinguishment of debt                               -                  -                 (1,720)                  -
                                            -----------        -----------            -----------         -----------
Net income (loss)                               (48,221)           (39,024)              (206,051)           (181,874)
Accretion of redeemable preferred stock               -                  -                      -                 (32)
Preferred stock dividend                           (515)                 -                 (1,030)                  -
                                            -----------        -----------            -----------         -----------
Net loss to common stockholders             $   (48,736)       $   (39,024)           $  (207,081)        $  (181,906)
                                            ===========        ===========            ===========         ===========

Net income (loss) before extraordinary
 charge per common share                    $     (2.31)       $     (1.88)           $     (9.78)        $     (8.77)

Extraordinary charge per common share                 -                  -                  (0.08)                  -
                                            -----------        -----------            -----------         -----------

Net income (loss) per common share          $     (2.31)       $     (1.88)           $     (9.86)        $     (8.77)
                                            ===========        ===========            ===========         ===========
Weighted average number of  common
 shares outstanding                          21,067,110         20,777,427             20,993,192          20,746,240
                                            ===========        ===========            ===========         ===========

                        ARCH COMMUNICATIONS GROUP, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                Twelve Months Ended December 31, 1998 and 1997
                         (unaudited and in thousands)

                                                                1998                     1997
                                                         ------------------       -------------------

Net cash provided by operating activities                     $  81,105                 $  63,590
                                                              ---------                 ---------

Cash flows from investing activities:
   Net proceeds from tower site sale                             30,316                         -
Additions to property and equipment, net                        (79,249)                  (87,868)
Additions to intangible and other assets                        (33,935)                  (14,901)
                                                              ---------                 ---------
Net cash used for investing activities                          (82,868)                 (102,769)
                                                              ---------                 ---------

Cash flows from financing activities:
Issuance of long-term debt                                      460,964                    91,000
Repayment of long-term debt                                    (486,739)                  (49,046)
       Repayment of redeemable preferred stock                        -                    (3,744)
Net proceeds from sale of common stock                           25,000                         -
Net proceeds from sale of common stock                              843                       800
                                                              ---------                 ---------
Net cash provided by financing activities                            68                    39,010
                                                              ---------                 ---------

Net (decrease) increase in cash and cash equivalents             (1,695)                     (169)
Cash and cash equivalents, beginning of period                    3,328                     3,497
                                                              ---------                 ---------
Cash and cash equivalents, end of period                      $   1,633                 $   3,328
                                                              =========                 =========

Supplemental disclosure:
Interest paid                                                 $  57,151                 $  62,231
   Accretion of discount on senior notes                      $  37,115                 $  33,259
Accretion of redeemable preferred stock                       $       -                 $      32